                                                                   EXHIBIT 99.2








                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
           (a wholly owned subsidiary of Ambac Financial Group, Inc.)

                   Consolidated Unaudited Financial Statements

                   As of March 31, 2001 and December 31, 2000
                and for the Periods Ended March 31, 2001 and 2000

Ambac Assurance Corporation and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
(Dollars in Thousands)


     (1)  Basis of Presentation


     Ambac Assurance Corporation is a leading provider of financial guarantees for municipal and structured finance obligations. Ambac Assurance has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc. Financial guarantees underwritten by Ambac Assurance guarantee payment when due of the principal of and interest on the obligation guaranteed. In the case of a monetary default on the guaranteed bond, payments may not be accelerated by the policyholder without Ambac Assurance's consent. As of March 31, 2001, Ambac Assurance's net guarantees in force (principal and interest) were $427,841,047. Ambac Assurance is a wholly owned subsidiary of Ambac Financial Group, Inc., a holding company whose subsidiaries provide financial guarantees and financial services to clients in both the public and private sectors around the world.

     Ambac Assurance serves clients in international markets through its wholly-owned subsidiary Ambac Assurance UK Limited.

     Ambac Credit Products L.L.C., a wholly owned subsidiary of Ambac Assurance, also provides credit protection in the form of structured credit derivatives. These structured credit derivatives require that Ambac Credit Products make a payment upon the occurrence of certain defined credit events relating to an underlying obligation (generally a fixed income obligation). Should a credit event occur, Ambac credit Products would generally pay an amount equivalent to the difference between the par value and market value of the underlying obligation. The majority of Ambac Credit Product's structured credit derivatives have been structured with certain first loss protection.

     Ambac Assurance, as the sole limited partner, owns a limited partnership interest representing 90% of the total partnership interests of Ambac Financial Services, L.P., a limited partnership which provides interest rate swaps primarily to states, municipalities and their authorities. The sole general partner of Ambac Financial Services, Ambac Financial Services Holdings, Inc., a wholly owned subsidiary of Ambac Financial Group, owns a general partnership interest representing 10% of the total partnership interest in Ambac Financial Services.

Ambac Assurance Corporation and Subsidiaries
Notes to Consolidated Unaudited Financial Statements, (Continued)
(Dollars in Thousands)



     The accompanying consolidated unaudited interim financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of Ambac Assurance's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the three months ended March 31, 2001 may not be indicative of the results that may be expected for the full year ending December 31, 2001. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 which was filed with the Securities and Exchange Commission on March 28, 2001 as Exhibit 99.01 to Ambac Financial Group Inc.'s Form 10-K.

          The consolidated financial statements include the accounts of Ambac Assurance and each of its subsidiaries. All significant intercompany balances have been eliminated.

          Certain reclassifications have been made to prior period's amounts to conform to the current period's presentation.


(2)       Accounting Change

     In June 1998, the Financial Accounting Standards Board issued FAS Statement 133, "Accounting for Derivative Instruments and Hedging Activities". FAS 133, as amended by FAS 138 and related guidance, established accounting and reporting standards for derivative instruments and hedging activities. Ambac Assurance adopted FAS 133 and its related guidance on January 1, 2001 that resulted in no impact on the consolidated financial statements.

                  Ambac Assurance Corporation and Subsidiaries
                           Consolidated Balance Sheets
                      March 31, 2001 and December 31, 2000
                    (Dollars in Thousands Except Share Data)


                                                                                  March 31, 2001             December 31, 2000
                                                                               ----------------------     ------------------------
                                                                                    (unaudited)

                                    ASSETS

Investments:
       Fixed income securities, at fair value
           (amortized cost of $4,125,059 in 2001 and $3,969,932 in 2000)                  $4,284,254                   $4,098,511
       Short-term investments, at cost (approximates fair value)                             233,023                      218,505
       Other                                                                                   1,480                          715
                                                                               ----------------------     ------------------------
           Total investments                                                               4,518,757                    4,317,731

Cash                                                                                          20,477                       11,893
Cash pledged as collateral                                                                     4,975                       24,935
Securities purchased under agreements to resell                                               32,759                       11,786
Receivable for securities sold                                                                   535                        1,215
Investment income due and accrued                                                             61,400                       67,132
Deferred acquisition costs                                                                   160,294                      153,424
Reinsurance recoverable                                                                        1,265                        1,091
Prepaid reinsurance                                                                          238,983                      242,604
Other assets                                                                                 252,630                      230,908
                                                                               ----------------------     ------------------------
           Total assets                                                                   $5,292,075                   $5,062,719
                                                                               ======================     ========================

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
       Unearned premiums                                                                  $1,563,811                   $1,556,250
       Losses and loss adjustment expense reserve                                            136,728                      132,445
       Ceded reinsurance balances payable                                                      7,318                       10,892
       Deferred income taxes                                                                 163,643                      146,839
       Current income taxes                                                                   55,747                       31,308
       Other liabilities                                                                     269,624                      255,308
       Payable for securities purchased                                                       66,052                        3,935
                                                                               ----------------------     ------------------------
           Total liabilities                                                               2,262,923                    2,136,977
                                                                               ----------------------     ------------------------

Stockholder's equity:
       Preferred stock, par value $1,000 per share; authorized
           shares - 285,000; issued and outstanding shares - none                                  -                            -
       Common stock, par value $2.50 per share; authorized shares
           - 40,000,000; issued and outstanding shares - 32,800,000
           at March 31, 2001 and December 31, 2000                                            82,000                       82,000
       Additional paid-in capital                                                            760,006                      760,006
       Accumulated other comprehensive income                                                100,813                       81,616
       Retained earnings                                                                   2,086,333                    2,002,120
                                                                               ----------------------     ------------------------
           Total stockholder's equity                                                      3,029,152                    2,925,742
                                                                               ----------------------     ------------------------
           Total liabilities and stockholder's equity                                     $5,292,075                   $5,062,719
                                                                               ======================     ========================







See accompanying Notes to Consolidated Unaudited Financial Statements.

                  Ambac Assurance Corporation and Subsidiaries
                      Consolidated Statements of Operations
                                   (unaudited)
                  For The Periods Ended March 31, 2001 and 2000
                             (Dollars in Thousands)

                                                                Three Months Ended
                                                                      March 31,
                                                       -------------------------------------
                                                            2001                 2000
                                                       ----------------     ----------------

Revenues:
    Gross premiums written                                    $110,291              $70,261
    Ceded premiums written                                     (12,701)             (16,127)
                                                       ----------------     ----------------
          Net premiums written                                 $97,590              $54,134
                                                       ================     ================

    Net premiums earned                                        $86,088              $71,982
    Net fees and other premiums earned                          11,549                7,492
    Net investment income                                       64,964               57,783
    Net realized (losses) gains                                 (4,282)                 462
                                                       ----------------     ----------------
         Total revenues                                        158,319              137,719
                                                       ----------------     ----------------

Expenses:

    Losses and loss adjustment expenses                          4,600                3,249
    Underwriting and operating expenses                         18,407               15,326
    Interest expense                                             1,154                1,019
                                                       ----------------     ----------------
         Total expenses                                         24,161               19,594
                                                       ----------------     ----------------

    Income before income taxes                                 134,158              118,125

    Provision for income taxes                                  32,945               28,277
                                                       ----------------     ----------------

    Net income                                                $101,213              $89,848
                                                       ================     ================



See accompanying Notes to Consolidated Unaudited Financial Statements

                  Ambac Assurance Corporation and Subsidiaries
                 Consolidated Statements of Stockholder's Equity
                                   (unaudited)
                  For The Periods Ended March 31, 2001 and 2000
                             (Dollars in Thousands)


                                                                        2001                                    2000
                                                           --------------------------------        --------------------------------

Retained Earnings:
       Balance at January 1                                     $2,002,120                              $1,674,238
       Net income                                                  101,213        $101,213                  89,848         $89,848
                                                                           ----------------                        ----------------
       Dividends declared - common stock                           (17,000)                                (14,950)
                                                           ----------------                        ----------------
       Balance at March 31                                      $2,086,333                              $1,749,136
                                                           ----------------                        ----------------

Accumulated Other Comprehensive Income (Loss):
       Balance at January 1                                        $81,616                                ($92,049)
       Unrealized gains (losses) on securities, $30,912
         and $86,852, pre-tax, in 2001 and 2000,
          respectively (1)                                                          20,093                                  56,454
       Foreign currency translation loss                                              (896)                                   (273)
                                                                           ----------------                        ----------------
       Other comprehensive income                                   19,197          19,197                  56,181          56,181
                                                           --------------------------------        --------------------------------
       Comprehensive income                                                       $120,410                                $146,029
                                                                           ================                        ================
       Balance at March 31                                        $100,813                                ($35,868)
                                                           ----------------                        ----------------

Preferred Stock:
       Balance at January 1 and March 31                                $-                                      $-
                                                           ----------------                        ----------------

Common Stock:
       Balance at January 1 and March 31                           $82,000                                 $82,000
                                                           ----------------                        ----------------

Additional Paid-in Capital:
       Balance at January 1                                       $760,006                                $751,522
       Exercise of stock options                                         -                                     299
                                                           ----------------                        ----------------
       Balance at March 31                                        $760,006                                $751,821
                                                           ----------------                        ----------------

Total Stockholder's Equity at March 31                          $3,029,152                              $2,547,089
                                                           ================                        ================

(1) Disclosure of reclassification amount:
Unrealized holding gains arising during period                      20,146                                 $56,754
Less: reclassification adjustment for net gains
    included in net income                                              53                                     300
                                                           ----------------                        ----------------
Net unrealized gains on securities                                 $20,093                                 $56,454
                                                           ================                        ================






See accompanying Notes to Consolidated Unaudited Financial Statements.

                  Ambac Assurance Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (unaudited)
                  For The Periods Ended March 31, 2001 and 2000
                             (Dollars in Thousands)


                                                                                  Three Months Ended
                                                                                        March 31,
                                                                          -----------------------------------
                                                                               2001                2000
                                                                          ---------------     ---------------


Cash flows from operating activities:
     Net income                                                                 $101,213             $89,848
     Adjustments to reconcile net income to net cash
            provided by operating activities:
     Depreciation and amortization                                                   753                 711
     Amortization of bond premium and discount                                    (1,950)             (1,071)
     Current income taxes                                                         24,439              15,265
     Deferred income taxes                                                         5,984               3,012
     Deferred acquisition costs                                                   (6,870)             (3,084)
     Unearned premiums, net                                                       11,182             (17,928)
     Losses and loss adjustment expenses                                           4,109               2,796
     Ceded reinsurance balances payable                                           (3,574)                 53
     Net realized losses (gains)                                                   4,282                (462)
     Other, net                                                                   (3,150)              6,922
                                                                          ---------------     ---------------
            Net cash provided by operating activities                            136,418              96,062
                                                                          ---------------     ---------------

Cash flows from investing activities:
     Proceeds from sales of bonds                                                172,913             175,328
     Proceeds from maturities of bonds                                            55,470              59,419
     Purchases of bonds                                                         (319,400)           (371,642)
     Change in short-term investments                                            (14,518)            110,758
     Securities purchased under agreements to resell                             (20,973)            (14,633)
     Other, net                                                                   (4,286)             (1,285)
                                                                          ---------------     ---------------
            Net cash used in investing activities                               (130,794)            (42,055)
                                                                          ---------------     ---------------

Cash flows from financing activities:
     Dividends paid                                                              (17,000)            (14,950)
     Short-term financing                                                              -              (7,930)
                                                                          ---------------     ---------------
            Net cash used in financing activities                                (17,000)            (22,880)
                                                                          ---------------     ---------------

            Net cash flow                                                        (11,376)             31,127
Cash and cash pledged as collateral at January 1                                  36,828               6,531
                                                                          ---------------     ---------------
Cash and cash pledged as collateral at March 31                                  $25,452             $37,658
                                                                          ===============     ===============

Supplemental disclosure of cash flow information:
     Cash paid during the period for:
            Income taxes                                                          $1,500              $9,700
                                                                          ===============     ===============
            Interest expense on intercompany line of credit                           $-                 $15
                                                                          ===============     ===============


See accompanying Notes to Consolidated Unaudited Financial Statements.